As filed with the Securities and Exchange Commission on April 27, 2000
                   Registration No. 333-18557


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                         Post-Effective
                      Amendment No. 1 to
                           FORM S-8/A
                     Registration Statement
                           Under the
                     Securities Act of 1933

                 Capital City Bank Group, Inc.
      _______________________________________________________
      (Exact Name of Registrant as Specified in its Charter)

     State of Florida                            59-2273542
____________________________         _________________________________
(State or Other Jurisdiction         (IRS Employer Identification No.)
    of Incorporation or
        Organization)

     217 N. Monroe Street, Tallahassee, Florida       32301
     __________________________________________    __________
      (Address of Principal Executive Offices)     (Zip Code)


                       Capital City Bank Group, Inc.
                          Amended and Restated
                    1996 Director Stock Purchase Plan
         _______________________________________________________
                         (Full Title of the Plan)

                                  Copies To:
 J. Kimbrough Davis               Michael V. Mitrione, Esq.
 Executive Vice President and     Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
 Chief Financial Officer          777 S. Flagler Drive
 217 N. Monroe Street             Suite 500 - East Tower
 Tallahassee, Florida  32301      West Palm Beach, Florida  33401
 (850) 671-0610
 ________________________
 (Name, Address and Telephone
  Number of Agent for Service)









                     EXPLANATORY STATEMENT

Capital City Bank Group, Inc. hereby amends its registration on Form S-8 (Registration No. 33-18557) by filing this Post-Effective Amendment No. 1 thereto to reflect the amendment and restatement of its 1996 Director Stock Purchase Plan. The amended and restated plan is filed herewith as Exhibit 10.1.

Item 8.  Exhibits.

10.1 Amended and Restated 1996 Director Stock Purchase Plan adopted February 24, 2000

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tallahassee, State of Florida, on this 25th of April, 2000.

Capital City Bank Group, Inc.


By:   /s/ William G. Smith, Jr.
      William G. Smith, Jr., President,
      Chief Executive Officer and Director
      (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                          Date

/s/ DuBose Ausley             Chairman of the Board          April 25, 2000
DuBose Ausley


/s/ Thomas A. Barron          Director                       April 25, 2000
Thomas A. Barron


/s/ Cader B. Cox, III         Director                       April 25, 2000
Cader B. Cox, III


/s/ John K. Humphress         Director                       April 25, 2000
John K. Humphress


/s/ Lina S. Knox              Director                       April 25, 2000
Lina S. Knox


/s/ John Lewis                Director                       April 25, 2000
John Lewis


/s/ William G. Smith, Jr.     Director                       April 25, 2000
William G. Smith, Jr.


/s/ John B. Wight, Jr.        Director                       April 25, 2000
John B. Wight, Jr.

                         EXHIBIT INDEX



Exhibit Number     Description of Exhibit

10.1 Amended and Restated 1996 Director Stock Purchase Plan adopted on February 24, 2000